Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND 2004 YEAR-END RESULTS

-Fourth Quarter 2004 Pro Forma Net Revenue and Pro Forma EBITDA as Adjusted

Increase 13% and 34% Respectively, Exceeding High End of Guidance-

-Full Year 2004 Pro Forma Net Revenue and Pro Forma EBITDA as Adjusted

Increase 10% and 21% Respectively-

SANTA MONICA, CALIFORNIA, February 17, 2005 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and twelve-month periods ended December 31, 2004.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). As a result of the Company’s sale of its publishing division, the financial information for all periods presented has been adjusted to reflect the publishing operations as discontinued operations in accordance with SFAS No. 144. This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 8. Unaudited financial highlights are as follows:

	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2004	2003		2004	2003
Net revenue	$68,034	$61,118	11%	$259,053	$237,956	9%
Operating expenses (1)	41,589	40,338	3%	162,344	157,052	3%
Broadcast cash flow (2)	26,445	20,780	27%	96,709	80,904	20%
EBITDA as adjusted (2)	22,240	16,748	33%	79,930	66,606	20%

Free cash flow (3)	$10,742	$4,939	117%	$38,930	$23,545	65%
Free cash flow per share, basic and diluted	$0.09	$0.06	50%	$0.37	$0.21	76%

Net income (loss)	$2,609	$(1,266)	NM	$6,164	$2,267	172%
Net income (loss) per share applicable to common stockholders: Basic and diluted	$0.02	$(0.05)	NM	$(0.09)	$(0.08)	13%
Basic weighted average common shares outstanding	124,171,202	87,109,629		105,758,136	112,611,511

Diluted weighted average common shares outstanding	124,403,461	87,109,629		105,758,136	112,611,511

(1)	Operating expenses include direct operating, selling, general and administrative expenses. It does not include corporate expenses, depreciation, amortization, non-cash stock-based compensation and gain (loss) on sale of assets.
(2)	Broadcast cash flow means operating income before corporate expenses, gain (loss) on sale of assets, depreciation and amortization and non-cash stock-based compensation. EBITDA as adjusted means broadcast cash flow less corporate expenses. The Company uses the term EBITDA as adjusted because that measure does not include non-cash stock-based compensation. The Company evaluates and projects the liquidity and cash flows of its business using several measures, including broadcast cash flow and EBITDA as adjusted. The Company considers these measures as important indicators of liquidity relating to its operations, as they eliminate the effects of non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, and non-cash stock-based compensation awards. The Company uses these measures to evaluate liquidity and cash flow improvement from year to year as they eliminate non-cash expense items. The Company believes its investors should use these measures because they may provide a better comparability of the Company’s liquidity to that of its competitors. While the Company and many in the financial community consider broadcast cash flow and EBITDA as adjusted to be important, they should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. In addition, the Company’s definitions of broadcast cash flow and EBITDA as adjusted differ from those of many companies reporting similarly named measures.
(3)	Free cash flow is defined as EBITDA as adjusted less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense less non-cash interest expense relating to amortization of debt finance costs less interest income. The Company uses net interest expense instead of actual cash paid for interest in the free cash flow calculation so that quarterly results are comparable as the Company makes bond interest payments twice a year. Free cash flow per share is defined as free cash flow divided by weighted average common shares outstanding.

Entravision Communications

Commenting on the Company’s results, Walter Ulloa, Chairman and Chief Executive Officer, said, “We recorded strong revenue growth across our divisions during the fourth quarter and full year, with our television and radio operations continuing to outperform their respective industries. This solid top-line performance coupled with prudent cost controls translated into expanded margins and double-digit operating cash flow growth as operating leverage continues to improve. We are effectively implementing our growth strategy and building on the value of our asset base. Given our diversified footprint in the most populated and highest density Hispanic markets, we are well-positioned to further capitalize on the tremendous growth of the Hispanic population.”

Financial Results

Three Months Ended December 31, 2004 Compared to

Three Months Ended December 31, 2003

(Unaudited)

	Three Months Ended December 31,
	2004	2003	% Change
Net revenue	$68,034	$61,118	11%
Operating expenses (1)	41,589	40,338	3%

Broadcast cash flow (1)	26,445	20,780	27%
Corporate expenses	4,205	4,032	4%

EBITDA as adjusted (1)	22,240	16,748	33%
Gain on sale of assets	(331)	—	NM
Non-cash stock-based compensation	96	139	(31)%
Depreciation and amortization	10,374	10,916	(5)%

Operating income	12,101	5,693	113%
Interest expense, net	(7,747)	(6,608)	17%

Income (loss) before income taxes	4,354	(915)	NM

Income tax expense	(1,752)	(368)	NM

Net income (loss) before equity in net earnings of nonconsolidated affiliates	2,602	(1,283)	NM
Equity in net earnings of nonconsolidated affiliates	7	17	(59)%

Net income (loss)	$2,609	$(1,266)	NM

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Net revenue increased to $68.0 million for the three-month period ended December 31, 2004 from $61.1 million for the three-month period ended December 31, 2003, an increase of $6.9 million. Excluding the radio stations sold in Chicago and Fresno in the first half of 2004, net revenue would have increased $7.6 million. The overall increase came primarily from our television and radio segments, which together accounted for an increase of $6.3 million. The increase from these segments was attributable to increased advertising sold (referred to as “inventory” in our industry) and increased rates for that inventory, partially offset by a decrease of $0.7 million from our Chicago and Fresno stations sold. The overall increase in net revenue also came from an increase in revenue from our outdoor segment, which accounted for $0.6 million of the overall increase.

Company operating expenses increased to $41.6 million for the three-month period ended December 31, 2004 from $40.3 million for the three-month period ended December 31, 2003, an increase of $1.3 million. Excluding the radio stations sold in Chicago and Fresno in the first half of 2004, operating expenses would have increased $1.8 million. The overall increase was primarily attributable to our television and radio segments, which together accounted for $1.0 million of the increase. The increase from these segments was primarily attributable to an increase in commissions and national representation fees associated with the increase in net revenue, an increase in radio promotion costs, an increase in news costs due to the addition or expansion of newscasts in certain markets and an increase in salaries. The

Entravision Communications

increase was partially offset by a decrease in bad debt expense and a decrease of $0.5 million from our Chicago and Fresno stations sold. The overall increase in operating expenses was also partially attributable to our outdoor segment, which accounted for $0.3 million of the overall increase.

Broadcast cash flow increased to $26.4 million for the three-month period ended December 31, 2004 from $20.8 million for the three-month period ended December 31, 2003, an increase of $5.6 million, or 27%.

Corporate expenses increased to $4.2 million for the three-month period ended December 31, 2004 from $4.0 million for the three-month period ended December 31, 2003, an increase of $0.2 million. The increase was attributable to higher legal and accounting expenses primarily related to our compliance with the Sarbanes-Oxley Act of 2002, partially offset by a decrease in insurance expense.

EBITDA as adjusted increased to $22.2 million for the three-month period ended December 31, 2004 from $16.7 million for the three-month period ended December 31, 2003, an increase of $5.5 million, or 33%.

Twelve Months Ended December 31, 2004 Compared to

Twelve Months Ended December 31, 2003

(Unaudited)

	Twelve Months Ended December 31,
	2004	2003	% Change
Net revenue	$259,053	$237,956	9%
Operating expenses (1)	162,344	157,052	3%

Broadcast cash flow (1)	96,709	80,904	20%
Corporate expenses (2)	16,779	14,298	17%

EBITDA as adjusted (1)	79,930	66,606	20%
(Gain) loss on sale of assets	(3,487)	945	NM
Non-cash stock-based compensation	133	1,182	(89)%
Depreciation and amortization	42,795	43,684	(2)%

Operating income	40,489	20,795	95%
Interest expense, net	(27,826)	(26,747)	4%

Income (loss) before income taxes	12,663	(5,952)	NM

Income tax expense	(7,044)	(968)	NM

Net income (loss) before equity in net earnings of nonconsolidated affiliates	5,619	(6,920)	NM
Equity in net earnings of nonconsolidated affiliates	24	316	(92)%

Net income (loss) before discontinued operations	5,643	(6,604)	NM
Gain on disposal of discontinued operations	521	9,346	(94)%
Loss from discontinued operations	—	(475)	NM

Net income	$6,164	$2,267	172%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.
(2)	Corporate expenses for the twelve months ending December 31, 2003 reflect a net reimbursement of $1.5 million from Univision for costs related to the merger between Univision and Hispanic Broadcasting Corporation.

Net revenue increased to $259.1 million for the twelve-month period ended December 31, 2004 from $238.0 million for the twelve-month period ended December 31, 2003, an increase of $21.1 million. Excluding the radio stations sold in Chicago and Fresno in the first half of 2004, net revenue would have increased $23.3 million. The overall increase came primarily from our television and radio segments, which together accounted for an increase of $20.4 million. The increase from these segments was attributable to increased inventory sold, increased rates for that inventory and increased revenue due to a

Entravision Communications

full twelve-month period of operations of our 2003 acquisitions, partially offset by a decrease of $2.8 million from our Chicago and Fresno stations sold. The overall increase in net revenue also came from an increase in revenue from our outdoor segment, which accounted for $0.7 million of the overall increase.

Company operating expenses increased to $162.3 million for the twelve-month period ended December 31, 2004 from $157.1 million for the twelve-month period ended December 31, 2003, an increase of $5.2 million. Excluding the radio stations sold in Chicago and Fresno in the first half of 2004, operating expenses would have increased $6.7 million. Our television and radio segments accounted for $3.7 million of the increase. The increase from these segments was attributable to an increase in commissions and national representation fees associated with the increase in net revenue, an increase in news costs due to the addition or expansion of newscasts in certain markets, an increase in salaries and an increase in rent expense. The increase was partially offset by an expense decrease for the stations we operate under our marketing and sales agreement with Univision and a decrease of $1.5 million from our Chicago and Fresno stations sold. The $3.7 million increase from our television and radio segments was net of a one-time recovery of prior year expenses of $1.0 million in accordance with the terms of an amendment to our marketing and sales agreement with Univision. The overall increase in operating expenses was also partially attributable to our outdoor segment, which accounted for $1.5 million of the overall increase. The increase from this segment was primarily attributable to an increase in leasing expense and to severance amounts paid to the former president of our outdoor division.

Broadcast cash flow increased to $96.7 million for the twelve-month period ended December 31, 2004 from $80.9 million for the twelve-month period ended December 31, 2003, an increase of $15.8 million, or 20%.

Corporate expenses increased to $16.8 million for the twelve-month period ended December 31, 2004 from $14.3 million for the twelve-month period ended December 31, 2003, an increase of $2.5 million. The increase was primarily attributable to a $2.0 million reimbursement from Univision during the twelve-month period ended December 31, 2003 (offset by $0.5 million of Univision-related expenses in that same period) for legal and other costs associated with the third-party information request that we received in connection with the merger between Univision and Hispanic Broadcasting Corporation. The increase was also attributable to higher legal expenses related to financing the repurchase of our Series A preferred stock, higher legal expenses related to our outdoor segment and higher expenses associated with our compliance with the Sarbanes-Oxley Act of 2002, partially offset by lower insurance expenses.

EBITDA as adjusted increased to $79.9 million for the twelve-month period ended December 31, 2004 from $66.6 million for the twelve-month period ended December 31, 2003, an increase of $13.3 million, or 20%.

Pro Forma Segment Results

With the sale of the Company’s radio assets in Fresno, California and Chicago, Illinois in the first half of 2004, the Company no longer has any remaining broadcasting operations in those two markets. As a result, the Company has elected to present its segment information on a pro forma basis by eliminating its broadcasting results from those markets in both of the periods presented so that the comparisons between the periods will be meaningful. The Company believes that pro forma presentation is appropriate and useful to investors when the Company exits or enters an entire market. A table reconciling each pro forma financial measure to its most directly comparable GAAP financial measure is included beginning on page 8.

Entravision Communications

The following is the Company’s selected unaudited pro forma segment information for the fourth quarter of 2004 and 2003:

	Three Months Ended December 31,
	2004	2003	% Change
Net Revenue
Television	$35,814	$31,103	15%
Radio	23,905	21,609	11%
Outdoor	8,315	7,684	8%

Total	$68,034	$60,396	13%

Operating Expenses (1)
Television	$19,857	$18,862	5%
Radio	14,922	14,379	4%
Outdoor	6,810	6,528	4%

Total	$41,589	$39,769	5%

Broadcast Cash Flow (1)
Television	$15,957	$12,241	30%
Radio	8,983	7,230	24%
Outdoor	1,505	1,156	30%

Total	$26,445	$20,627	28%

EBITDA as adjusted (1)
Corporate expenses	$4,205	$4,032	4%

Total	$22,240	$16,595	34%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended December 31,
	2004	2003	% Change
Net Revenue
Television	$35,814	$31,103	15%
Radio	23,905	22,331	7%
Outdoor	8,315	7,684	8%

Total	$68,034	$61,118	11%

Operating Expenses (1)
Television	$19,857	$18,862	5%
Radio	14,922	14,948	0%
Outdoor	6,810	6,528	4%

Total	$41,589	$40,338	3%

Broadcast Cash Flow (1)
Television	$15,957	$12,241	30%
Radio	8,983	7,383	22%
Outdoor	1,505	1,156	30%

Total	$26,445	$20,780	27%

EBITDA as adjusted (1)
Corporate expenses	$4,205	$4,032	4%

Total	$22,240	$16,748	33%

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.

Entravision Communications

Guidance

As discussed above, with the sale of the Company’s radio assets in Fresno, California and Chicago, Illinois in the first half of 2004, the Company no longer has any remaining broadcasting operations in those two markets. As a result, the Company has elected to present its guidance on a pro forma basis by eliminating its broadcasting results from those markets for the prior period so that the comparison between the periods will be meaningful. The amounts excluded below from net revenue and operating expenses for the first quarter of 2004 were $488,000 and $434,000, respectively.

The following is the Company’s pro forma guidance for the first quarter of 2005. Guidance may constitute a “forward-looking statement.” Please see below regarding statements that are forward looking (dollars in thousands):

	Q1 2005	Q1 2004 pro forma	% Change
		(unaudited)
Net Revenue:
Television	$29,600 – $29,850	$27,578	7% – 8%
Radio	19,550 – 19,800	17,831	10% – 11%
Outdoor	6,550 – 6,650	6,151	6% – 8%

Total net revenue	55,700 – 56,300	51,560	8% – 9%

Operating expenses	39,750 – 39,900	38,226	4%

Corporate expenses	4,100 – 4,150	4,013	2% – 3%

Entravision Communications Corporation will hold a conference call to discuss its 2004 fourth quarter and full-year results on February 17, 2005 at 11 a.m. Eastern Standard Time. To access the conference call, please dial 212-676-4900 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and outdoor operations to reach approximately 75% of Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest centrally programmed Spanish-language radio networks, which serves 21 markets via 55 owned and/or operated radio stations. The company’s outdoor operations consist of approximately 10,900 advertising faces concentrated primarily in Los Angeles and New York. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:

John DeLorenzo	Mike Smargiassi / Jonathan Lesko
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Net revenue (including related parties of $518, $320, $1,301 and $1,219)	$68,034	$61,118	$259,053	$237,956

Expenses:
Direct operating expenses (including related parties of $3,369, $2,758, $11,961 and $11,560)	29,084	27,461	112,574	106,961
Selling, general and administrative expenses	12,505	12,877	49,770	50,091
Corporate expenses (including related party reimbursements of $0, $0, $0 and $2,000)	4,205	4,032	16,779	14,298
(Gain) loss on sale of assets	(331)	—	(3,487)	945
Non-cash stock-based compensation	96	139	133	1,182
Depreciation and amortization	10,374	10,916	42,795	43,684

	55,933	55,425	218,564	217,161

Operating income	12,101	5,693	40,489	20,795

Interest expense	(7,886)	(6,674)	(28,282)	(26,892)
Interest income	139	66	456	145

Income (loss) before income taxes	4,354	(915)	12,663	(5,952)

Income tax expense	(1,752)	(368)	(7,044)	(968)

Net income (loss) before equity in net earnings of nonconsolidated affiliates	2,602	(1,283)	5,619	(6,920)

Equity in net earnings of nonconsolidated affiliates	7	17	24	316

Net income (loss) before discontinued operations	2,609	(1,266)	5,643	(6,604)
Gain on disposal of discontinued operations, net of tax $0, $0, $350 and $6,300	—	—	521	9,346
Loss from discontinued operations, net of tax $0, $0, $0 and $(13)	—	—	—	(475)

Net income (loss)	2,609	(1,266)	6,164	2,267
Accretion of preferred stock redemption value	—	(2,951)	(15,913)	(11,348)

Net income (loss) applicable to common stock	$2,609	$(4,217)	$(9,749)	$(9,081)

Net income (loss) per share from continuing operations applicable to common stockholders	$0.02	$(0.05)	$(0.10)	$(0.16)
Net income per share from discontinued operations	—	—	$0.00	$0.08

Net income (loss) per share, basic and diluted	$0.02	$(0.05)	$(0.09)	$(0.08)

Basic weighted average common shares outstanding	124,171,202	87,109,629	105,758,136	112,611,511

Diluted weighted average common shares outstanding	124,403,461	87,109,629	105,758,136	112,611,511

Entravision Communications

Entravision Communications Corporation

Reconciliation of Broadcast Cash Flow, EBITDA as Adjusted and

Free Cash Flow to Net Income

(In thousands) (Unaudited)

The most directly comparable GAAP financial measure to each of broadcast cash flow, EBITDA as adjusted and free cash flow is net income. A reconciliation of these non-GAAP measures to net income for each of the periods presented is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Broadcast cash flow (1)	$26,445	$20,780	$96,709	$80,904
Corporate expenses	4,205	4,032	16,779	14,298

EBITDA as adjusted (1)	22,240	16,748	79,930	66,606
(Gain) loss from sale of assets	(331)	—	(3,487)	945
Non-cash stock-based compensation	96	139	133	1,182
Depreciation and amortization	10,374	10,916	42,795	43,684

Operating income	12,101	5,693	40,489	20,795

Interest expense	(7,886)	(6,674)	(28,282)	(26,892)
Interest income	139	66	456	145

Income (loss) before income taxes	4,354	(915)	12,663	(5,952)

Income tax expense	(1,752)	(368)	(7,044)	(968)

Net income (loss) before equity in net earnings of nonconsolidated affiliates	2,602	(1,283)	5,619	(6,920)

Equity in net earnings of nonconsolidated affiliates	7	17	24	316

Net income (loss) before discontinued operations	2,609	(1,266)	5,643	(6,604)
Gain on disposal of discontinued operations	—	—	521	9,346
Loss from discontinued operations	—	—	—	(475)

Net income (loss)	$2,609	$(1,266)	$6,164	$2,267

(1)	Broadcast cash flow and EBITDA as adjusted are defined on page 1.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
EBITDA as adjusted (1)	$22,240	$16,748	$79,930	$66,606
Net interest expense (1)	6,965	6,080	24,728	24,643
Cash paid for income taxes	270	382	1,398	1,699
Capital expenditures (2)	4,263	5,347	14,874	16,719

Free cash flow (1)	10,742	4,939	38,930	23,545

Capital expenditures (2)	4,263	5,347	14,874	16,719
Non-cash interest expense relating to amortization of debt finance costs	(782)	(528)	(3,098)	(2,104)
Non-cash income tax benefit (expense)	(1,482)	14	(5,646)	731
Gain (loss) on sale of assets	331	—	3,487	(945)
Non-cash stock-based compensation	(96)	(139)	(133)	(1,182)
Depreciation and amortization	(10,374)	(10,916)	(42,795)	(43,684)

Net income (loss) before equity in net earnings of nonconsolidated affiliates	2,602	(1,283)	5,619	(6,920)

Equity in net earnings of nonconsolidated affiliates	7	17	24	316

Net income (loss) before discontinued operations	2,609	(1,266)	5,643	(6,604)

Gain on disposal of discontinued operations	—	—	521	9,346
Loss from discontinued operations	—	—	—	(475)

Net income (loss)	$2,609	$(1,266)	$6,164	$2,267

(1)	EBITDA as adjusted, net interest expense and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Pro Forma Measures to GAAP Measures

(In thousands)

(Unaudited)

The following table reconciles each of the pro forma measures used in this press release – radio net revenue, total net revenue, radio operating expenses, total operating expenses, radio broadcast cash flow, total broadcast cash flow and EBITDA as adjusted – to its respective GAAP financial measure. The reconciliation of each of broadcast cash flow and EBITDA as adjusted to net income is set forth above.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Radio net revenue	$23,905	$22,331	$92,239	$86,526
Less Fresno and Chicago markets	—	(722)	(628)	(2,842)

Pro forma radio net revenue	$23,905	$21,609	$91,611	$83,684

Total net revenue	$68,034	$61,118	$259,053	$237,956
Less Fresno and Chicago markets	—	(722)	(628)	(2,842)

Pro forma total net revenue	$68,034	$60,396	$258,425	$235,114

Radio operating expenses (1)	$14,922	$14,948	$58,797	$57,853
Less Fresno and Chicago markets	—	(569)	(608)	(2,100)

Pro forma radio operating expenses (1)	$14,922	$14,379	$58,189	$55,753

Total operating expenses (1)	$41,589	$40,338	$162,344	$157,052
Less Fresno and Chicago markets	—	(569)	(608)	(2,100)

Pro forma total operating expenses (1)	$41,589	$39,769	$161,736	$154,952

Radio broadcast cash flow (1)	$8,983	$7,383	$33,442	$28,673
Less Fresno and Chicago markets	—	(153)	(20)	(742)

Pro forma radio broadcast cash flow (1)	$8,983	$7,230	$33,422	$27,931

Total broadcast cash flow (1)	$26,445	$20,780	$96,709	$80,904
Less Fresno and Chicago markets	—	(153)	(20)	(742)

Pro forma total broadcast cash flow (1)	$26,445	$20,627	$96,689	$80,162

EBITDA as adjusted (1)	$22,240	$16,748	$79,930	$66,606
Less Fresno and Chicago markets	—	(153)	(20)	(742)

Pro forma EBITDA as adjusted (1)	$22,240	$16,595	$79,910	$65,864

(1)	Operating expenses, broadcast cash flow and EBITDA as adjusted are defined on page 1.